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                                                                   EXHIBIT 10.28
                                                                   -------------


                                  May 19, 1994



Mr. William R. Cochran
Aluchem
1 Landy Lane
Reading, OH  45215

Dear Bill,

This letter is to confirm our agreement that we have agreed that you will join Multi-Color Corporation as Vice President/CFO on June 6th, 1994.

Our offer consists of the following:

1. Salary of $80,000 per year; increase to $85,000 after 12 months. Annual raises thereafter but bonuses are intended to be main increase in compensation.

2. Bonus of up to 50% of base salary tied 50% to specific targets or responsibilities and 50% to corporate profits. No bonus is owed if the Company is not profitable.


                            Target EPS
                            ----------
         Year 1                .50
         Year 2               1.25
         Year 3               1.50
         Year 4               1.75
         Year 5               2.00



Targets to be agreed with by John Court at the beginning of fiscal year.

3.       Eligibility for "rabbi" plan and any other executive programs.

4. Granted 7,500 option shares at current market price vested over 5 years. Expectation would be that if bonus were 25% or greater (as % of salary) additional options would be granted on an annual basis.

5.       Normal benefits (see book).  Three weeks vacation if time available.

6. In the event you are terminated (without cause) in the first 3 years of employment, Multi-Color agrees to a salary continuation program for 6 months or until you find a new position.

7. Multi-Color will re-imburse you for cost of lost vacation deposit subject to agreement on specific amount.

8. Multi-Color will provide a car or assist in your leasing a car for the next year on terms to be agreed.

I and the other managers at Multi-Color look forward to your joining the company and are optimistic about the results.

                                                 Best regards,



                                                 John C. Court